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                                                                      EXHIBIT 21

                         SUBSIDIARIES OF THE COMPANY
                         ---------------------------


                                                      Jurisdiction of
     Name of Subsidiary                                Incorporation
     ------------------                               ---------------

Daniel Bolt and Gasket, Ltd.                          Canada

Daniel de Mexico, S.A.                                Mexico

Daniel En-Fab Systems, Inc.                           Delaware

Daniel Flow Products, Inc.                            Delaware

Daniel Flow Products, Ltd.                            Canada

Daniel Industrial, Inc.                               Delaware

Daniel Industries Foreign Sales Corporation           U.S. Virgin Islands

Daniel Industries Limited                             United Kingdom

Daniel Messtechnik GmbH Babelsberg                    Germany

Daniel Valve Company                                  Delaware

Danmasa, S.A. de C.V.                                 Mexico